Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unisys Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-51887, 333-73399, 333-87409, 333-40012, 333-56036, 333-103324, 333-107338, 333-114718, 333-145429, 333-155733, 333-156569) on Form S-8 and in the Registration Statements (No. 333-85650, 333-155735) on Form S-3 and in the Registration Statement (No. 333-74745) on Form S-4 of Unisys Corporation of our report dated March 2, 2009, except as to Note 19, which is as of May 11, 2009, with respect to the consolidated balance sheet of Unisys Corporation as of December 31, 2008, and the related consolidated statements of income, stockholders’ equity (deficit) and cash flows for the year then ended, which report appears in the current report on Form 8-K of Unisys Corporation dated May 11, 2009.

Our report refers to the effects of the retrospective adoption of Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, effective January 1, 2009.

Philadelphia, Pennsylvania

May 11, 2009